UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No     )

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First Capital Bancorp, Inc.

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SEC 1913 (04-05)

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First Capital Bancorp, Inc.

4222 Cox Road, Suite 200

Glen Allen, VA 23060

April 5, 2010

Dear Stockholder:

We cordially invite you to attend the annual meeting of stockholders of First Capital Bancorp, Inc., a Virginia corporation (the “Company”). The meeting will be held on May 19, 2010, at 4:30 p.m. at Hilton Richmond Hotel & Spa/Short Pump, 12042 West Broad Street, Richmond, Virginia.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares your own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card at your earliest convenience.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Grant S. Grayson
Grant S. Grayson
Chairman of the Board

FIRST CAPITAL BANCORP, INC.

4222 Cox Road, Suite 200

Glen Allen, Virginia 23060

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 19, 2010

The Annual Meeting of Stockholders of first Capital Bancorp, Inc. will be held at Hilton Richmond Hotel & Spa/Short Pump, 12042 West Broad Street, Richmond, Virginia at 4:30 p.m., on Wednesday, May 19, 2010 for the following purposes:

1) To elect four (4) directors to serve until the 2013 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

2) To approve the First Capital Bancorp, Inc. 2010 Stock Incentive Plan.

3) To approve an Amendment to the Articles of Incorporation of First Capital Bancorp, Inc. to increase the authorized shares of common stock, par value $4.00 per share, to 30,000,000 shares.

4) To approve, in an advisory (non-binding) vote, the compensation of executives disclosed in this Proxy Statement.

5) To ratify the appointment of Cherry, Bekaert & Holland as independent registered public accountant for the year ending December 31, 2010.

6) To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 22, 2010 are entitled to notice of the meeting and to vote at the meeting or any adjournment thereof.

STOCKHOLDERS ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE REGARDLESS OF WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING. IF YOU HOLD SHARES OF COMMON STOCK THROUGH A BROKER OR OTHER NOMINEE, YOUR BROKER OR OTHER NOMINEE WILL VOTE YOUR SHARES FOR YOU IF YOU PROVIDE INSTRUCTIONS ON HOW TO VOTE YOUR SHARES. IN THE ABSENCE OF INSTRUCTIONS, YOUR BROKER CAN ONLY VOTE YOUR SHARES ON CERTAIN LIMITED MATTERS, BUT WILL NOT BE ABLE TO VOTE YOUR SHARES ON OTHER MATTERS (INCLUDING THE ELECTION OF DIRECTORS). IT IS IMPORTANT THAT YOU PROVIDE VOTING INSTRUCTIONS BECAUSE BEGINNING THIS YEAR, BROKERS AND OTHER NOMINEES NO LONGER HAVE THE AUTHORITY TO VOTE YOUR SHARES FOR THE ELECTION OF DIRECTORS AND OTHER ITEMS WITHOUT INSTRUCTIONS FROM YOU.

Important Notice regarding the Availability of Proxy Materials for the Annual Meeting: This proxy statement and First Capital Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009 may be viewed at:http://www.cfpproxy.com/4780.

GLEN ALLEN, VIRGINIA	BY ORDER OF THE BOARD OF DIRECTORS
APRIL 5, 2010	WILLIAM W. RANSON, SECRETARY

PROXY STATEMENT

OF

FIRST CAPITAL BANCORP, INC.

4222 Cox Road, Suite 200

Glen Allen, Virginia 23060

FOR ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement (the “Proxy Statement”) is furnished to the stockholders of First Capital Bancorp, Inc., a Virginia corporation and a bank holding company (hereinafter referred to as “FCB” or the “Company”) in connection with the solicitation by the Board of Directors of FCB of proxies to be voted at the Annual Meeting of Stockholders of FCB to be held at 10:00 a.m., on Wednesday, May 19, 2010, or any adjournment thereof. The approximate mailing date of this Proxy Statement and the accompanying proxy is April 5, 2010.

FCB is the successor to First Capital Bank, a Virginia banking company (the “Bank”). Pursuant to a share exchange transaction that was effective September 8, 2006 (the “Share Exchange”), the Bank became a wholly-owned subsidiary of FCB. To the extent applicable and appropriate, references herein to the “Company” or “FCB” shall include references to the Bank and references to prior time periods for “FCB” or the “Company” shall include prior time periods for the Bank.

Only stockholders of record of the Company’s common stock at the close of business on March 22, 2010 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. At the close of business on March 22, 2010, there were 2,971,171 shares of the company’s common stock outstanding and entitled to vote at the Company’s Annual Meeting. The Company also has 10,958 shares of its Series A preferred stock outstanding. The Series A preferred stock was issued to the United States Department of the Treasury (“Treasury”) on April 3, 2009 in connection with the Company’s participation in the Treasury’s Capital Purchase Program (“CPP”) under its Troubled Asset Relief Program (“TARP”). The Series A preferred stock is not entitled to vote at the Annual Meeting. A majority of the votes entitled to be cast by the holders of the common stock, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Each share of common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote (including broker non-votes) on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter.

The cost of solicitation of proxies will be borne by the Company. Solicitation is being made by mail, and if necessary, may be made in person or by telephone or special letter by officers and employees of the Company or its subsidiaries, acting without compensation other than regular compensation.

All properly executed proxies received by FCB prior to the meeting will be voted at the meeting in accordance with any direction noted thereon. Proxies on which no specification has been made will be voted FOR the nominees for election as directors, FOR the First Capital Bancorp, Inc. 2010 Stock Incentive Plan, FOR the amendment to the articles of incorporation increasing the authorized shares of common stock to 30,000,000 shares, FOR the advisory vote on executive compensation and FOR Item 5. ANY STOCKHOLDER OF RECORD WHO HAS EXECUTED AND DELIVERED A PROXY MAY REVOKE IT AT ANY TIME BEFORE IT IS VOTED BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON, OR BY GIVING WRITTEN NOTICE OF REVOCATION OF THE PROXY TO THE SECRETARY, OR BY SUBMITTING TO FCB A SIGNED PROXY BEARING A LATER DATE.

All references in this Proxy Statement to FCB’s last fiscal year refer to the period from January 1, 2009 to December 31, 2009.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

Holders of common stock of FCB, par value $4.00 per share, are entitled to vote at the meeting. Each share of FCB Common Stock is entitled to one vote on all matters which may come before the meeting. As of March 22, 2010, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, there were 2,971,171 shares of FCB Common Stock issued and outstanding.

The following table shows the shares of FCB Common Stock beneficially owned by (i) each director or nominee for director, (ii) each executive officer of the Company named in the Summary Compensation Table, and (iii) all directors and executive officers of FCB as a group, as of March 22, 2010. As of March 22, 2010, based on information available to FCB, no person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) beneficially owned 5% or more of the Company’s Common Stock, except as set forth below. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of a director or executive officer living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time.

Name	Number of Shares(1)	Percent of Class (%)

P.C. Amin	145,004	4.9%
Gerald Blake	48,287	1.6
Dr. Kamlesh N. Dave	84,036	2.8
Grant S. Grayson	51,288	1.7
K. Bradley Hildebrandt	13,500	*
Yancey S. Jones	52,000	1.7
John M. Presley	39,599	1.3
Debra L. Richardson	18,150	*
Joseph C. Stiles, Jr.	45,797	1.5
Robert G. Watts, Jr.	42,718	1.4
Jay M. Weinberg	53,592	1.8
Richard W. Wright	154,375	5.2
Gerald Yospin	38,162	1.3

Current directors and executive officers as a group (20 persons)	879,138	27.22%

(1)	Amounts reflect shares of common stock issuable upon the exercise of stock options exercisable within 60 days of April 1, 2010, as follows: Mr. Amin 12,225 shares; Mr. Blake 15,725 shares; Dr. Dave 6,000 shares; Mr. Grayson 26,225 shares; Mr. Hildebrandt 12,000 shares; Mr. Jones 10,475 shares; Ms. Richardson 6,500 shares; Mr. Stiles 15,725 shares; Mr. Watts 29,688 shares; Mr. Weinberg 10,475 shares; Mr. Wright 22,225 shares; Mr. Yospin 13,475 shares; Mr. Presley 19,167 shares.
*	Ownership interest less than 1%.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors of FCB is divided into three classes (I, II and III). Directors of FCB are elected on a staggered basis for three-year terms, with approximately one-third of the directors having terms expiring each year. Four (4) directors in Class II are to be elected at this meeting to serve for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2013.

With respect to the election of directors, a majority of the outstanding shares of Company Common Stock entitled to vote on the matter present at the meeting in person or by proxy will constitute a quorum. Shares for which the holder has elected to abstain or withhold the proxy’s authority to vote (including broker nonvotes) will count toward a quorum.

Proxies received from stockholders will be voted in favor of the nominees unless stockholders specify otherwise on their proxies. Although the Board of Directors does not expect that any of the persons named will be unable to serve as a director, should any of them be unable to accept nomination or election, it is intended that shares represented by the accompanying form of proxy will be voted by the proxy holders for such other person or persons as may be designated by the present Board of Directors.

Certain information concerning the four (4) nominees for election at this meeting, and the directors who will continue in office after the meeting, is set forth below. Unless otherwise specified, each director has held his or her current position for at least five years. The biographies of each of the nominees and continuing directors below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualification, attributes or skills that caused the Board of Directors to determine that the person should serve as a director for the Company beginning in 2010.

NOMINEES FOR ELECTION AS DIRECTORS

FOR THREE-YEAR TERMS EXPIRING IN 2013

Name, Age and Year First Became Director	Principal Occupation

P.C. Amin, 64 Director since 1998	President of Shamin, Inc., Mr. Amin also is the developer and owner of thirty-seven hotels of which twenty-nine are in the Richmond area, including Short Pump Hilton, Holiday Inn Express, Hampton Inn, Hilton Garden Inns, Courtyard and Comfort Inn. The Board believes that Mr. Amin’s extensive business and management experience, especially his experience as a real estate developer, makes him well qualified to serve as a director.

Yancey S. Jones, 59 Director since 1998	Executive Vice President of TSRC, Inc./MEGA Office Furniture, servicing Virginia, Maryland and DC with office supplies and office furniture. The Board believes that Mr. Jones’ extensive executive and management experience, together with his knowledge of the local business community, makes him well qualified to serve as a director.

Joseph C. Stiles, Jr., 88 Director since 1998	Owner and President of Luck Chevrolet, Inc., Ashland, Virginia, a long-standing
Chevrolet dealership. Mr. Stiles was appointed a member of the Board of Directors of
Hanover National Bank in 1965 and served in that capacity until the merger with First
Virginia Bank-Colonial in 1986, and remained on the Board of First Virginia Bank-
Colonial until December, 1995. The Board believes that Mr. Stiles’ extensive executive and management experience, together with his prior experience as a bank director, makes him well qualified to serve as a director.

Richard W. Wright, 75 Vice Chairman of the Board Director since 1998	Chairman of Heritage Union, a life insurance holding company. Former Chairman of James River Group, a property and casualty insurance holding company. Mr. Wright is also the former Chairman of Peoples Security Life Insurance Company and the former Chairman and Director of Front Royal, Inc., a property casualty insurance holding company. Mr. Wright is also the President and Director of the Wright Group, an insurance consulting company located in Richmond. The Board believes that Mr. Wright’s extensive executive and management experience, together with his prior experience serving as a director of a public company, makes him well qualified to serve as a director.

DIRECTORS WHOSE TERMS EXPIRE IN 2011 CLASS I
Name, Age and Year First Became Director	Principal Occupation

Gerald Blake, 56 Director since 1998	Owner Exit First Realty, a Richmond, Virginia company that lists and sells real estate. Former owner and President of Select Office Systems, a Richmond based company that sells and markets office equipment. The Board believes that Mr. Blake’s extensive executive and management experience, together with his prior experience in and knowledge of the Virginia real estate market, makes him well qualified to serve as a director.

Dr. Kamlesh N. Dave, M.D., F.A.C.C., 54 Director since 2005	Cardiologist and Former Chief of Staff of the Southside Regional Medical Center. Dr. Dave serves as co-chair and trustee to the Cultural Center of India and serves as Vice Chairman of the Commonwealth Health Research Board. Recently elected Chairman of RIC-Republican Indian Committee of the Commonwealth of Virginia. He is also a member of the Workman Compensation Medical Board of Virginia and was recently appointed to America

Land Fund – Advisory Board. The Board believes that Dr. Dave’s experience and his strong ties to the central Virginia business community make him well qualified to serve as a director.

Grant S. Grayson, 57 Chairman of the Board Director since 1998	Partner in the law firm of LeClairRyan, A Professional Corporation since November 2009. Prior to November 2009, Mr. Grayson was a partner in the law firm of Cantor Arkema, P.C. The Board believes that Mr. Grayson’s extensive experience advising companies on legal and financial matters makes him well qualified to serve as a director.

Gerald H. Yospin, 69 Director since 1998	Owner of commercial real estate. Mr. Yospin is a former senior associate and member of the Retail Brokerage Department of Grubb & Ellis/Harrison & Bates, Inc., located in Richmond, Virginia. The Board believes that Mr. Yospin’s extensive experience in real estate development and his knowledge of the Virginia real estate market make him well qualified to serve as a director.

DIRECTORS WHOSE TERMS EXPIRE IN 2012 CLASS III
Name, Age and Year First Became Director	Principal Occupation

Jay M. Weinberg, 77 Director since 1998	Chairman, Emeritus of the law firm of Hirschler Fleischer, located in Richmond,
Virginia. Prior to assuming this position in 2004, Mr. Weinberg had been a partner in such firm for over 40 years. Mr. Weinberg retired from the firm on December 31, 2009.
The Board believes that Mr. Weinberg’s extensive experience advising companies on corporate and financial matters makes him well qualified to serve as a director.

Robert G. Watts, Jr., 49 Director since 2001	President of First Capital Bancorp, Inc. and President and CEO of First Capital Bank. From June 1, 1999 until taking a position with the bank on December 20, 2000, Mr. Watts was Senior Vice President and Senior Lending Officer of The Bank of Richmond (now Bank of Hampton Roads). The Board believes that Mr. Watts’ long career in the banking industry, including extensive experience in the central Virginia area, makes him well qualified to serve as a director.

Debra L. Richardson, 47 Director since 2003	President and owner of Business and Healthcare Solutions, PLC which specializes in financial strategies for businesses and healthcare providers. Prior to forming Business and Healthcare Solutions in 2005, Ms.

Richardson served as President of MMR Holdings, a supplier of health care imaging services, for two years. Prior to that she worked for 15 years at the accounting firm of
Keiter Stephens, the last 10 years as the partner in charge of the Healthcare practice. The
Board believes that Ms. Richardson’s extensive executive and management experience, particularly her extensive accounting and financial reporting experience, makes her well qualified to serve as a director.

John M. Presley, 49 Director since 2008	Chief Executive Officer and Managing Director of First Capital Bancorp, Inc. Prior to joining First Capital Bancorp, Inc., Mr. Presley served as Senior Vice President, Head of Strategic Initiatives for Fifth Third Bank since April 2006. From October 2004 through April 2006, Mr. Presley was the Chief Financial Officer for Marshall & Ilsley Corporation. For 15 years prior to that Mr. Presley served in various capacities with National Commerce Financial and its affiliates, which included, from July 2003 through October 2004 Chief Financial Officer of National Commerce Financial and immediately prior to that President and Chief Executive Officer of First Market Bank. Mr. Presley serves as a director of Lumber Liquidators, Inc. The Board believes that Mr. Presley’s long and extensive career in the banking and financial services industries makes him well qualified to serve as a director.

No director is related to any other director or executive officer of FCB by blood, marriage or adoption.

SENIOR OFFICERS WHO ARE NOT DIRECTORS

Information with respect to Robert G. Watts, Jr., our President and John M. Presley, our Chief Executive Officer and Managing Director, is set forth above. Information with respect to certain other senior officers is as follows:

Barry P. Almond, Senior Vice President and Retail Banking Team Leader: Mr. Almond joined us in 2002 as Vice President. He became Senior Vice President in 2006. Prior to joining the Company, Mr. Almond headed up the retail banking unit for Village Bank, Midlothian, Virginia for four years.

Gary A. Armstrong, Senior Vice President, Commercial Banking: Prior to joining us in 2009, Mr. Armstrong was the Commercial Banking Group Manager with First Market Bank where he spent the previous eleven years in various commercial banking and credit administration roles.

William D. Bien, Jr., Senior Vice President and Senior Lending Officer: Prior to joining us in 2003 as Senior Vice President, Mr. Bien served for several years as Executive Vice President and Senior Lender at CommonWealth Bank (now First Community Bank), Richmond, Virginia.

Patty A. Cuccia, Senior Vice President and Operations Team Leader: Ms. Cuccia joined us in 1998 as Assistant Vice President. She became Vice President in 2000 and a Senior Vice President in 2004.

Andrew G. Ferguson, Senior Vice President and Chief Credit Officer: Prior to joining us in January 2010, Mr. Ferguson served as head of Credit Administration at First Market Bank for eight years. Mr. Ferguson has over 20 years of commercial banking experience in Richmond.

K. Bradley Hildebrandt, Executive Vice President and Senior Commercial Lender: Prior to joining us, Mr. Hildebrandt served as Senior Vice President, Commerce Bank (now SouthTrust), Richmond, Virginia.

Richard C. McNeil, Senior Vice President and Private Client Group Team Leader: Prior to joining us in 2007 as Senior Vice President, Mr. McNeil was Senior Vice President with First Market Bank for nine years in the Private Banking Division.

William W. Ranson, Senior Vice President and Chief Financial Officer: Prior to joining us in 2004, Mr. Ranson was a Senior Manager with Cherry, Bekaert and Holland, L.L.P., the Bank’s independent registered public accounting firm. Prior to joining Cherry, Bekaert and Holland, Mr. Ranson served as Executive Vice President and Chief Financial Officer of CommonWealth Bank, (now First Community Bank), Richmond, Virginia.

James E. Sedlar, Senior Vice President and Real Estate Lender: Prior to joining us in 2008, Mr. Sedlar served as a Senior Vice President with SunTrust Bank. Prior to working for SunTrust Bank, Mr. Sedlar was the owner/president of a single family homebuilding company.

Katherine K. Wagner, Senior Vice President and Chief Operating Officer: Prior to joining us in 2005, Ms. Wagner served as Senior Vice President – Commercial Lending at Citizens & Commerce Bank, Richmond, Virginia.

Ralph C. (“Del”) Ward, Jr., Senior Vice President and Business Team Leader: Prior to joining us in 2007 as Senior Vice President, Mr. Ward was Senior Vice President with First Market Bank for nine years in the Business Banking Division.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

Leadership Structure

The Board of Directors believes that having a non-insider director, Mr. Grayson, serve as Chairman of the Board is in the best interest of the Company’s stockholders at this time. The structure ensures a greater role for the non-insider directors in the oversight of the Company and active participation of the non-insider directors in setting agendas and establishing priorities and procedures for the work of the Board. The Board believes its administration of its risk oversight function has not affected the Board’s leadership structure.

Risk Management

The Board is actively involved in managing risks that could affect the Company and its operations. This oversight is conducted primarily through committees of the Board, but the full Board has retained responsibility for general oversight of risk.

The primary risks affecting the Company’s business are credit risks associated with its loan portfolio. The Board has implemented written policies and procedures to help manage this risk. The Company’s loan approval process includes a management loan committee, the Loan Committee of the Board of Directors and, for certain larger loans, the full Board. The Company’s senior Credit Officer reports to the Board monthly on the activities of the management loan committee and on the status of various delinquent or non-performing loans. The Loan Committee and the Board reviews lending policies proposed by management, and the full Board establishes total lending limits for the Company and considers lending policies recommended by the Loan Committee of the Board.

The Risk Committee assists the Board with its oversight responsibilities with respect to (a) the Company’s control processes related to the risks inherent in the Company’s business, (b) assessing and reviewing specific risks, including credit, market, fiduciary, liquidity, reputational, operational, fraud strategic, technology, data-security and business continuity risks, and (c) the Company’s overall risk management activities.

The Audit Committee, with the assistance of management, is generally responsible for overseeing and identifying risks related to the integrity of the Company’s financial statements, including liquidity requirements and compliance with regulatory requirements. The Audit Committee reviews with management and the Company’s outside accountants the Company’s accounting policies, and internal controls, along with the disclosure and content in the Company’s financial statements. Any material risks or related issues identified by the Audit Committee are presented to the full Board for consideration.

The Compensation Committee, with the assistance of management, is responsible for monitoring and identifying risks associated with the Company’s compensation programs and policies. Any material risks or related issues identified by the Compensation Committee are presented to the full Board for consideration.

Independence

Except for Mr. Watts and Mr. Presley, all of the Company’s directors are “independent” as defined by the listing standards of NASDAQ. However, based on his affiliation with LeClairRyan, Mr. Grayson is not “independent” for the purpose of serving on the Audit Committee of the Board of Directors.

Director Nominees

FCB does not have a standing nominating committee. Instead, the full Board of Directors functions in this capacity. The Company believes that such an approach is preferable to having a nominating committee because it assures the widest possible scope in the identification and selection of potential new Board members. Because Mr. Watts and Mr. Presley are not independent directors, they do not participate in any discussions or votes regarding director nominees.

Under the Company’s bylaws, a stockholder may nominate a person for election as a director only if written notice of such nominee is received by FCB at least ninety (90) days in advance of the annual meeting (or seven days after receipt of notice in the event of a special meeting). Any notice with respect to a stockholder nominee for director shall set forth: (i) the name of nominee and the stockholder making the nomination; (ii) a representation that the stockholder is a stockholder of record entitled to vote at the meeting; (iii) such additional information as may be required to be included in a proxy statement under applicable rules; and (iv) the consent of the nominee to serve as a director if elected.

The Company has not paid any fees to any third-party for identifying and evaluating any potential nominees, and no stockholder nominees were received for this annual meeting.

The Board considers a number of factors in identifying and selecting nominees for directors, including business experience and relationships within the community. Stockholder nominees, if properly presented to the Board, are not treated any differently by the Board than would a nominee identified by the Board.

The Board does not have a formal policy on Board nominee diversity. In identifying potential nominees for open Board seats, the Board strives to build and maintain a Board that has a proper mix of skills and experience to best position the Company to achieve its business objectives. In particular, the Board looks at relevant subject matter expertise, depth of knowledge in areas that are important to the Company and its operations, and diversity of thought, background, perspective and experience to ensure proper debate and consideration of the Company’s strategies and operations. In addition the Board looks for nominees who (i) have integrity; (ii) have sufficient experience and ability to understand fully the Company’s business; (iii) have the ability and willingness to devote a sufficient amount of time to meet the responsibilities of a director; and (iv) are free of any significant conflict of interest that might interfere with the nominee’s independence and ability to perform the duties of a director.

Communications with the Board

FCB has no formal policy or procedure governing stockholder communications with the Board or individual directors.

The Board does not believe that a formal policy is necessary because, as a community bank whose directors are all local residents and members of the local business community with numerous relationships with civic, community service, professional and other groups and associations, stockholder access to Board members is readily available. Furthermore, any communication received by the Bank and directed to the Board or an individual director will generally be passed along to such persons. To date, the Board has not received any complaints or other indications from stockholders that a formal policy for contacting the Board or individual directors is appropriate or required.

The Company’s website also invites interested parties to contact the Company, and specifically the investor relations liaison, with any questions and/or comments about FCB matters.

Attendance at Annual Meeting

The FCB has no formal policy regarding attendance by directors at the annual meeting of the Company’s stockholders. The Company believes that no such policy is necessary because, as a community bank whose directors are all local residents and members of the local business community, the Company’s directors generally are available to attend, and look forward to attending, the annual meeting. Consistent with this belief, all of the Company’s directors attended the 2009 annual meeting.

Board Meetings

The Board of Directors held 12 meetings during 2009. Each incumbent director attended 75% or more of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period for which he or she was a director) and (2) the total number of meetings held by all committees of the Board of Directors on which he or she served (during the period for which he or she was a director).

Board Committees

The standing committees of the Board of Directors include an Audit Committee, a Loan Committee, a Risk Committee and a Compensation Committee.

Audit Committee

The Board of Directors of FCB has established a standing Audit Committee currently composed of three directors who are not officers of the Company and are independent as defined by the listing standards of NASDAQ. The members of the Audit Committee are: Gerald Blake, Yancey S. Jones, and Debra L. Richardson. During the 2009 fiscal year, the Audit Committee held 5 meetings.

2009 AUDIT COMMITTEE REPORT

The Audit Committee of FCB has adopted a formal written charter, which was included as an appendix to the proxy statement for the Bank’s 2005 Annual Meeting of Stockholders. In connection with the performance of its responsibilities, the Audit Committee has:

•	Reviewed and discussed the audited financial statements of FCB with management;

•	Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (required communication by external auditors with audit committees);

•

Received from the independent auditors disclosures regarding the auditors, independence required by Independence Standards Board Standard No. 1 and discussed with the auditors the auditors’ independence; and

•

Recommended, based on the review and discussion noted above, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE Gerald Blake Yancey S. Jones Debra C. Richardson

The Audit Committee charter requires that the committee include at least one member who qualifies as an audit committee financial expert, meaning that such person must (i) have an understanding of GAAP and its application to financial statements; (ii) have experience in preparing, auditing, analyzing or evaluating financial statements with issues similar to those applicable to the Company’s financial statements; (iii) understand audit committee functions; and (iv) understand internal controls and procedures for financial reporting. Debra L. Richardson is the member of the Audit Committee who meets these requirements. As noted above, Ms. Richardson is independent as defined by the listing standards of NASDAQ.

Loan Committee

The Board of Directors of FCB has established a Loan Committee. The members of the Loan Committee are: Gerald Yospin, Grant S. Grayson, Gerald Blake, Joseph C. Stiles, Jr., Robert G. Watts, Jr., and Richard W. Wright and John M. Presley. The primary purpose of the Loan Committee is to establish lending policy and procedures (including loan approval authority levels), approve applicable credits, and continually monitor the overall quality of FCB’s assets. During the 2009 fiscal year, the Loan Committee held 23 meetings.

Risk Committee

The Board of Directors of FCB has established a Risk Committee. The members of the Risk Committee are: Grant S. Grayson, Richard W. Wright and Jay M. Weinberg. The primary purpose of the Risk Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with regard to (a) the risks inherent in the business of the Company and the control processes with respect to such risks, (b) the assessment and review of credit, market, fiduciary, liquidity, reputational, operational, fraud, strategic, technology, data-security and business-continuity risks, and (c) the risk management activities of the Company. During the 2009 fiscal year, the Risk Committee held 10 meetings.

Compensation Committee

The Board of Directors of FCB has established a Compensation Committee. The members of the Compensation Committee are: Richard W. Wright, Yancey S. Jones, and Jay M. Weinberg. The primary purpose of the Compensation Committee is to oversee general human resource issues, as well as establish compensation levels for selected senior management. During the 2009 fiscal year, the Compensation Committee held 2 meetings.

DIRECTORS’ COMPENSATION

For the year ended December 31, 2009, each non-employee member of our Board of Directors received $300.00 for each Board meeting he or she attends, and $150.00 for each committee meeting he or she attends.

In 2009, non-employee directors received $54,750.00 in the aggregate as compensation for their services as directors.

The following table sets forth a summary of certain information concerning the compensation paid by us to our directors, other than Mr. Watts and Mr. Presley, during 2008. Information regarding the compensation paid to Mr. Watts and Mr. Presley is disclosed under “Executive Compensation.”

Name	Fees Earned or Paid in Cash	Total

P.C. Amin	$3,600.00	$3,600.00
Gerald Blake	$6,600.00	$6,600.00

Dr. Kamlesh N. Dave	$2,700.00	$2,700.00
Grant S. Grayson	$7,500.00	$7,500.00
Yancey S. Jones	$4,350.00	$4,350.00
Jay M. Weinberg	$4,050.00	$4,050.00
Joseph C. Stiles, Jr.	$6,900.00	$6,900.00
Richard W. Wright	$7,950.00	$7,950.00
Gerald Yospin	$6,750.00	$6,750.00
Debra L. Richardson	$4,350.00	$4,350.00

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the directors, executive officers, and persons who own more than ten percent (10%) of a registered class of FCB’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten percent (10%) stockholders are required by Commission regulation to furnish FCB Capital with copies of all Section 16(a) forms they file.

To FCB’s knowledge, based solely on a review of the copies of reports furnished to FCB, FCB believes that all filings applicable to its executive officers, directors and ten percent (10%) beneficial owners complied with applicable regulations during the last fiscal year.

EXECUTIVE COMPENSATION

Summary

The following table sets forth a summary of certain information concerning the cash compensation paid by FCB for services rendered in all capacities during the years ended December 31, 2009 and 2008, to the Chief Executive Officer of FCB (the Company’s Principal Executive Officer) and certain other executive officers of FCB of the Bank who had total compensation during the 2009 fiscal year which exceeded $100,000. The following table does not include certain prerequisites that do not exceed $10,000 each:

Name and Principal Position	Year	Salary		Bonus		Other		All Other Compensation (1)		Option Awards Aggregate Grant Date Fair Value(3)		Total

John M. Presley, (2) Chief Executive Officer and Managing Director (Principal Executive Officer)	2009 2008	$ $	200,000 34,715	$ $	0 0	$ $	0 0	$ $	9,000 0	$ $	14,155 59,853	$ $	223,155 94,569

Robert G. Watts, Jr. President of First Capital Bancorp, Inc. and President and Chief Executive Officer of First Capital Bank	2009 2008	$ $	200,000 183,909	$ $	0 0	$ $	0 0	$ $	9,000 7,950	$ $	0 11,363	$ $	209,000 203,222

K. Bradley Hildebrandt Executive Vice President and Senior Commercial Officer	2009 2008	$ $	133,810 129,451	$ $	7,500 22,500	$ $	0 0	$ $	7,034 6,758	$ $	2,021 0	$ $	150,365 158,709

(1)	Includes company match benefits received by these individuals in connection with contributions made under the Contributory Thrift Plan, which is our 401(k) plan.
(2)	Mr. Presley joined the Company in October, 2008.
(3)

Amounts reflect the total compensation expense for grants made. The annual expense of these grants is based on recording the required expense over their vesting period of three years. Assumptions used in the calculation of these amounts are included in Note 18 to the Company’s audited financial statements for the year ended December 31, 2009 included in the Form 10-K filed with the SEC on March 31, 2010.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee is a current or former officer of the Company or First Capital Bank. In addition, there are no compensation committee interlocks with other entities with respect to any such member.

Agreements with Executive Officers

The Company has entered into an Employment Agreement dated December 31, 2008 with Mr. John M. Presley. The Employment Agreement provides that Mr. Presley’s employment is terminable at any time by either party, except that the Bank must give Mr. Presley 30 days’ notice if it intends to terminate the agreement without “cause” (as defined therein). The agreement provides for an initial base salary of $200,000 per year, with the Board of Directors having the discretion to pay Mr. Presley additional compensation as a bonus based on the profitability of the Bank, and Mr. Presley’s performance. In the event the Bank terminates Mr. Presley’s employment without “cause”, the Bank must pay to Mr. Presley his base salary for a period of six to 12 months, with such period to be determined by the Board of Directors in its reasonable discretion. In addition, in the event Mr. Presley’s employment is terminated within nine months following a “change of control” (as defined in the agreement), Mr. Presley is entitled to receive his base salary for a period of 18 months following such termination. The agreement also prohibits Mr. Presley from competing with the Company under certain circumstances and for various periods of time following the termination of his employment, depending on when such termination occurs and the basis for such termination. Mr. Presley’s current annual salary under the agreement is $225,000.

The Company has entered into an Amended and Restated Employment Agreement dated December 31, 2008 with Mr. Watts. The Employment Agreement provides that Mr. Watts’ employment is terminable at any time by either party, except that the Company must give Mr. Watts 30 days’ notice if it intends to terminate the agreement without “cause” (as defined therein). The agreement provides for an initial base salary of $200,000 per year, with the Board of Directors having the discretion to pay Mr. Watts additional compensation as a bonus based on the profitability of the Company, and Mr. Watts’ performance. In the event the Company terminates Mr. Watts’ employment without “cause”, the Company must pay to Mr. Watts his base salary for a period of six to 12 months, with such period to be determined by the Board of Directors in its reasonable discretion. In addition, in the event Mr. Watts’ employment is terminated within nine months following a “change of control” (as defined in the agreement), Mr. Watts is entitled to receive his base salary for a period of 18 months following such termination. The agreement also prohibits Mr. Watts from competing with the Bank under certain circumstances and for various periods of time following the termination of his employment, depending on when such termination occurs and the basis for such termination. Mr. Watts’ current annual salary under the agreement is $205,000.

The Company has entered into a Change in Control Agreement dated April 14, 2009, with Mr. Hildebrandt. In the event Mr. Hildebrandt’s employment with the Company terminates or is terminated, during the six (6) months immediately preceding or immediately following a Change in Control (as defined in the agreement), unless such termination in either case is or was (A) because of Mr. Hildebrandt’s death, (B) by the Company for Cause or Disability, or (C) by Mr. Hildebrandt other than for Good Reason (as such terms are defined in the agreement), Mr. Hildebrandt shall be entitled to receive payment for the Company in an amount equal to one (1) times his annual base salary in equal installments over the next twelve (12) months.

In connection with the Company’s participation in the Treasury’s TARP program, Messrs. Presley, Watts and Hildebrandt entered into letter agreements under which FCB is prohibited from paying to them any “golden parachute payment” which is defined as any payment upon departure from employment for any reason, except for payments for services performed or benefits accrued. Such restrictions will be applicable so long as the Company is participating in the TARP program.

Stock Option Plan

On March 15, 2000 the Board of Directors of the Bank adopted the First Capital Bank 2000 Stock Option Plan (the “Plan”), which was approved by the stockholders of the Bank at the annual meeting of stockholders held on May 24, 2000. The Plan originally made available up to 77,000 shares of Common Stock for the granting of stock options to employees, directors, consultants and other persons who have provided services to the Bank in the form of incentive stock options (employees only) and non-qualified stock options (collectively, “Options”). With each subsequent capital raise to support the Company’s growth, the Plan has been amended. On March 19, 2003, the Board of Directors of the Bank approved an amendment to the Plan increasing the number of shares reserved for issuance upon exercise of options to be granted under the Plan by 52,170 shares. The amendment was approved by the stockholders of the Bank at the annual meeting held on May 22, 2003, as a result of which the Plan made up to 129,170 shares available for issuance upon the exercise of options granted under the Plan. On February 16, 2005, the Board of Directors of the Bank approved an additional amendment to the Plan increasing the number of shares reserved for issuance upon exercise of options to be granted under the Plan by 26,486 shares. The amendment was approved by the stockholders of the Bank at the annual meeting held on May 18, 2005, as a result of which the Plan made up to 233,489 shares available for issuance upon the exercise of options granted under the Plan (after adjustment for the 3 for 2 stock that was effective December 28, 2005). On February 21, 2007, the Board of Directors of FCB approved an additional amendment to the Plan increasing the number of shares reserved for issuance upon exercise of options to be granted under the Plan by 105,000 shares. The amendment was approved by the stockholders of FCB at the annual meeting held on August 15, 2007, as a result of which the Plan now makes up to 338,489 shares available for issuance upon the exercise of options granted under the Plan.

The Plan was adopted and approved as the FCB 2000 Stock Option Plan in connection with the consummation of the Share Exchange on September 8, 2006. In connection therewith, any and all options thereunder were automatically converted into options to acquire shares of stock in FCB. Unless sooner terminated, the Plan shall continue in effect for a period of ten years from the adoption of the Plan by the Board.

The Plan is administered by the Board of Directors, or a Committee thereof, which has the power to determine the persons to whom Options are to be granted. In administering the Plan, the Board of Directors or the Committee, as applicable, has the authority to determine the terms and conditions upon which Options may be made and exercised, to construe and interpret the Plan and to make all determinations and actions with respect to the Plan. Pursuant to the provisions of the Plan, the exercise price of incentive stock options awarded in the future shall not be less than the fair market value of the Bank’s Common Stock on the date the Option is granted. The exercise price of all other options awarded in the future will not be less than 85% of the fair market value of the stock on the date the option is granted. Furthermore, all Options may be subject to various vesting requirements that must first be satisfied in order for the Options to be exercisable. All Options to be granted to the executive officers and directors of FCB will be granted in accordance with Rule 16b-3 under the Exchange Act.

At this meeting, the stockholders are being asked to vote on a new stock incentive plan that will replace the Plan, See “Proposal No. 2—Approval of the First Capital Bancorp 2010 Stock Incentive Plan.”

Option Grants

The following table sets forth information concerning individual grants of stock options made during the last fiscal year to the persons named in the Summary Compensation Table, which were approved by the Board of Directors of FCB.

Name	No. of Options Granted	Date of Grant	Exercise Price	Expiration Date
John M. Presley	12,500	12/03/2009	$4.50	12/03/2019
K. Bradley Hildebrandt	1,750	11/30/2009	$4.60	11/30/2019

Year End Option Values

The following table sets forth information concerning the total number of securities underlying unexercised options held at the end of the fiscal year by the persons named in the Summary Compensation Table.

Outstanding Option Awards at Fiscal Year End

	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End (1)		Option Exercise	Option Expiration
Name	Exercisable	Unexercisable	Exercisable	Unexercisable	Price	Date

John M. Presley	12,500	—	$3,750	$0	$4.50	12/03/2019
	6,667	13,333	$0	$0	$9.05	10/20/2018

Robert G. Watts, Jr.	1,668	832	$0	$0	$12.00	01/16/2018
	2,275	—	$0	$0	$17.50	01/27/2017
	15,000	—	$0	$0	$10.00	12/17/2013
	225	—	$0	$0	$7.33	03/19/2013
	2,250	—	$0	$0	$7.00	12/11/2012
	8,250	—	$0	$0	$5.32	12/31/2010

K. Bradley Hildebrandt	—	1,750	$0	$350	$4.60	11/30/2019
	3,750	—	$0	$0	$10.00	12/17/2013
	1,500	—	$0	$0	$7.07	02/13/2013
	6,750	—	$0	$0	$5.03	02/18/2012

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no legal proceedings to which any director, executive officer or stockholder, or any affiliate thereof, is a party that would be material and adverse to the Company.

During fiscal 2009, FCB or the Bank extended credit to certain of its directors. All such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company, and did not involve more than the normal risk of collectibility or present other unfavorable features. The Company is prohibited from making loans, with the exception of residential mortgages and educational loans, to executive officers in excess of certain dollar limits fixed by federal banking laws. The balance of loans to Company directors and executive officers totaled $12.7 million at December 31, 2009, or 27.3% of the Company’s equity as of such date.

There are no existing or proposed transactions between FCB and its directors outside of those contemplated in the ordinary course of its banking business. In accordance with the foregoing, FCB currently employs the law firm of LeClairRyan, A Professional Corporation, with which Grant S. Grayson, the Chairman of the Board of Directors of FCB, is affiliated, as counsel to FCB. In addition, the Company purchases office supplies, furniture and equipment from the Supply Room Companies/Mega Office Furniture, with which Yancey Jones, a Director, is affiliated.

PROPOSAL NO. 2

APPROVAL OF THE FIRST CAPITAL BANCORP, INC. 2010

STOCK INCENTIVE PLAN

On March 17, 2010, the Company’s Board of Directors adopted, subject to stockholder approval at the annual meeting, the First Capital Bancorp, Inc. 2010 Equity Incentive Plan (the “2010 Plan”). The 2010 Plan will become effective as of the date of approval by the Company’s stockholders.

The Board of Directors has reserved a total of 150,000 shares of common stock for issuance upon the grant or exercise of awards made pursuant to the 2010 Plan. Each employee and director of the Company and its affiliates may participate in the 2010 Plan. A summary of the 2010 Plan follows. This summary is qualified in its entirety by the full text of the 2010 Plan, which is attached to this proxy statement as Appendix A.

Summary of the 2010 Plan

Purpose. The purpose of the 2010 Plan is to promote the success of the Company by providing greater incentive to selected employees, non-employee directors and consultants to associate their personal interests with the long-term financial success of the Company and with growth in stockholder value. The 2010 Plan is designed to provide the Company with flexibility in its ability to attract, retain and motivate the most qualified employees, directors and consultants upon whose judgment, interest, expertise and efforts the success of the Company largely depends.

Permissible Awards. The 2010 Plan authorizes awards in any of the following forms:

•	Options to purchase shares of Company common stock, which may either be non-statutory stock options or incentive stock options under Section 422 of the U.S. Internal Revenue Code (the “Code”); and

•	Restricted stock grants, which may be subject to restrictions on transferability and forfeiture.

•

Such other types of equity-based or equity related awards as may be authorized or approved by the Board or the Committee (as defined below). These awards may involve the transfer of actual shares to participants or payment in cash or otherwise of amounts based on the value of shares of Company stock.

Shares available for Awards. Subject to adjustment as provided in the 2010 Plan, the 2010 Plan reserves a total of 150,000 shares of common stock for issuance pursuant to awards granted under the 2010 Plan.

Limitations on Awards. The Company may grant awards for a maximum of 30,000 shares of common stock under the 2010 Plan to any one person during any one calendar year.

Section 162(m) of the Internal Revenue Code. Section 162(m) of the Code denies a tax deduction to public companies for compensation paid to certain “covered employees” in a taxable year on excess of $1,000,000, unless the compensation meets certain exceptions, such as performance-based compensation. Stock options granted at fair market value may qualify as “performance-based compensation” if the plan under which the options are granted is approved by the stockholders and the plan states the maximum number of options that may be granted any individual over a specified period of time. For grants of restricted stock shares to meet the requirements of Section 162(m) of the Code, stockholders must approve the material provision of the plan regarding performance goals under which the awards will vest. The 2010 Plan contains all of these features and will enable awards under the 2010 Plan to qualify for full tax deductibility to the Company under Section 162(m) of the Code, if so desired.

Administration. The Board of Directors or a Board committee consisting of at least two disinterested directors (the “Committee”), may administer the 2010 Plan. The Board or the Committee will designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions of awards; establish, adopt or revise any rules and regulations it deems advisable to administer the 2010 Plan; and make all other decisions and determinations necessary under the 2010 Plan.

Limitation on Transfer; Beneficiaries. Generally, participants may not assign or transfer awards, other than by will or the laws of descent and distribution or, except in the case of an incentive stock option, by a qualified domestic relations order. The Board or the Committee may permit other transfers, however, where it concludes that a transfer will not accelerate taxation, will not cause any option intended to be an incentive stock option to fail to qualify as such, and that a transfer is otherwise appropriate and desirable, taking into account any factors deemed relevant, including, without limitation, applicable state or federal tax or securities laws or regulations. A participant may, in the manner determined by the Board or the Committee, designate a beneficiary to exercise the rights of the participant and receive any distribution with respect to any award upon the participant’s death.

Acceleration upon Certain Events. Unless an award agreement provides otherwise, if a participant’s service terminates by reason of death or disability, all of the participant’s outstanding options and restricted stock awards will become fully exercisable and all time-based vesting restrictions on the outstanding awards will lapse. The vesting of awards will also accelerate upon a change in control, as defined in the 2010 Plan.

Adjustments. In the event of a stock split, a dividend payable in shares of Company common stock, or a combination or consolidation of the Company’s common stock into a lesser number of shares, the 2010 Plan provides for the automatic proportionate adjustment of the share authorization limits, and the shares then subject to each award under the 2010 Plan, without any change in the aggregate purchase price for each award. If the Company is involved in another corporate transaction or event that affects its common stock, such as an extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the share authorization limits under the 2010 Plan will be adjusted proportionately and the Committee will adjust the 2010 Plan and outstanding awards as necessary to preserve the benefits or potential benefits of the awards.

New Plan Benefits. No grants have been made with respect to the shares reserved for issuance under the 2010 Plan. The number of shares that may be granted to any director, any executive officer named in the Summary Compensation Table below or any other employee is not determinable at this time because such grants are subject of the discretion of the Board or the Committee.

Termination and Amendment

The Board of Directors or the Committee may, at any time, and from time to time, modify or amend the 2010 Plan. Stockholders must approve amendments to the 2010 Plan that will materially increase the number of shares of stock issuable under the 2010 Plan, expand the types of awards provided under the 2010 Plan, materially expand the class of participants eligible to participate in the 2010 Plan, materially extend the term of the 2010 Plan, reduce the exercise price of stock options or otherwise constitute a material amendment requiring stockholder approval under applicable stock market or stock exchange listing requirements, laws, policies or regulations. In addition, the Board of Directors or the Committee may condition any amendment on the approval of the stockholders for any other reason. No terminations or amendment of the 2010 Plan may adversely affect any award previously granted under the 2010 Plan without the written consent of the affected participant.

Prohibition of Repricing

As discussed above under “Termination and Amendment”, outstanding stock options cannot be repriced, directly or indirectly, without the prior consent of the Company’s stockholders. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underlying stock) for another award under the 2010 Plan would be considered an indirect repricing and would, therefore, require the prior consent of the Company’s stockholders.

Certain Federal Income Tax Effects

Non-statutory Stock Options. An option holder does not recognize any income upon the grant of a non-statutory stock option under the 2010 Plan. When the optionee exercises a non-statutory option, however, he or she will recognize ordinary income equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction, subject to any applicable limitations under Code Section 162(m). Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the optionee held the shares.

Incentive Stock Options. An option holder typically does not recognize any income upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for at least two years after the date the option is granted and for one year after receiving the shares upon exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the expiration of the required holding periods, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to that same amount. While the exercise of an incentive stock option may not result in current taxable, income, the excess of the fair market value of the option shares at the time of exercise over the exercise price may be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Restricted Stock. Unless a participant makes an election to accelerate recognition of income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a federal income tax deduction at the time a restricted stock award is granted, provided that the award is subject to restrictions on transfer and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock on that date (less any amount paid for the stock) and the Company will be allowed corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future income recognized in the stock will be taxable to the participant at capital gains rates. However, if the participant later forfeits the stock, the participant will not be able to recover the tax previously paid pursuant to the code Section 83(b) election.

Other Equity Based Awards. In the case of other stock-based awards, the participant would generally recognize ordinary income in an amount equal to any cash received and the fair market value of the shares received on the date of payment or delivery. The Company would receive a federal income tax deduction in an amount equal to the ordinary income that the participant has recognized.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE FIRST CAPITAL BANCORP, INC. 2010 EQUITY INCENTIVE PLAN.

PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO FIRST CAPITAL BANCORP, INC.’S ARTICLES OF

INCORPORATION TO INCREASE THE NUMBER OF SHARES AUTHORIZED OF COMMON

STOCK FROM 5,000,000 SHARES TO 30,000,000 SHARES

On March 17, 2010, the Board of Directors unanimously adopted a resolution recommending that the Company’s Articles of Incorporation be amended to increase the number of authorized shares of common stock, par value $4.00 per share, from 5,000,000 to 30,000,000 (the “Amendment”). The Board of Directors further directed that the Amendment be submitted for consideration by stockholders at the Annual Meeting. If the Amendment is approved by stockholders, the Company will thereafter execute and submit to the Virginia State Corporation Commission (the “SCC”) for filing Articles of Amendment of the Articles of Incorporation providing for the Amendment. The Amendment will become effective when the Articles of Amendment are accepted for filing by the SCC.

The Board of Directors believes that it is in the Company’s best interest to increase the number of authorized but unissued shares of common stock in order to meet the Company’s possible future business and financial needs as they arise. The Company’s management believes that the availability of these additional shares will provide the Company with the capability and flexibility to issue common stock for various purposes that the Board of Directors may deem advisable. These purposes are expected to include raising additional capital and increasing the capital position of the Company and the Bank.

The increased reserve of shares available for issuance would give FCB the flexibility of using common stock to raise capital. The increased reserve of shares available for issuance may be used to facilitate public or private financings. The Company has no agreements in place for any such financings or transactions at this time. Such transactions might not be available on terms favorable to FCB, or at all. The Company may sell common stock at prices less than the public trading price of the common stock at the time, and the Company may grant additional contractual rights to purchase the common stock not available to other holders of common stock, such as warrants to purchase additional shares of common stock or anti-dilution protections.

The additional shares of common stock authorized would be identical in all respects to the Company’s currently authorized shares of common stock. The proposed increase in the number of authorized shares of common stock would give the Board of Directors authority to issue additional shares of common stock from time to time without delay or further action by the stockholders except as may be required by applicable law or the rules of NASDAQ. The issuance of additional shares of common stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of the Company’s outstanding stock common stock, depending on the circumstances, and could dilute a stockholder’s percentage voting power in the Company. Holders of the Company’s common stock are not entitled to preemptive rights or other protections against dilution. The Board of Directors intends to take these factors into account before authorizing any new issuance of shares.

The flexibility of the Board of Directors to issue additional shares of common stock could also enhance our ability to negotiate on behalf of our stockholders in a takeover situation and have an anti-takeover effect. The authorized but unissued shares of common stock could be used by our Board of Directors to discourage delay or make more difficult a change in the control of the Company. For example, such shares could be privately placed with purchasers who might align themselves with the Board of Directors in opposing a hostile takeover bid. The issuance of additional shares could serve to dilute the stock ownership of persons seeking to obtain control and thereby increase the cost of acquiring a given percentage of the outstanding stock. Stockholders should therefore be aware that approval of this proposal could facilitate future efforts by the Board of Directors to deter or prevent changes in control of our Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current marked prices.

If this proposal is approved by our stockholders, FCB will file an amendment to our articles of incorporation to effect the proposed increase in our authorized shares of common stock. Such amendment will be filed with the SCC as soon as practicable following such approval. Appendix B to this proxy statement sets further the text of the form of the amendment to be filed with the SCC if this proposal is approved. Such text is subject to revision for such changes as may be required by the SCC and other changes consistent with the proposals that the Company or its counsel may deem necessary or appropriate.

No Appraisal Rights

Neither Virginia law nor our articles of incorporation or bylaws provide our stockholders with dissenters’ or appraisal rights in connection with this proposal.

Required Vote

Approval of this proposal requires the affirmative vote of the holders of a majority of the Company’s outstanding shares of common stock. As a result, abstentions and broker nonvotes will have the same effect as negative votes.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION.

PROPOSAL NO. 4

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

The American Recovery and Reinvestment Act of 2009 (the “ARRA”) includes a provision requiring participants in the Treasury’s Capital Purchase Program (“CPP”), like the Company, during the period in which any obligation arising from assistance provided under the CPP remains outstanding, to permit a separate and non-binding stockholder vote to approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (the “SEC”). Such a proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to endorse or not endorse the Company’s executive pay program. Accordingly stockholders of the Company are being asked to approve the following resolution:

“RESOLVED, that the stockholders of First Capital Bancorp, Inc. approve the compensation of executive officers as described in the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”

As provided in the ARRA, this is an advisory vote only. Approval of the proposed resolution requires the affirmative vote of a majority of the shares present at the meeting and entitled to vote.

The Company believes that its compensation policies and procedures are strongly aligned with the long-term interests of its stockholders. Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

PROPOSAL NO. 5

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In 2009, FCB engaged the accounting firm of Cherry Bekaert & Holland, L.L.P. to audit its financial statements for 2009.

Audit Fees

The following table sets forth the professional fees paid to Cherry Bekaert & Holland, L.L.P by the Company for professional services rendered for the calendar years 2009 and 2008:

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

	2009	2008
Audit Fees (1)	$87,500	$62,000
Transaction Costs(2)	$23,500	—
Tax Fees (3)	$8,550	$5,500

Total Fees	$119,550	$67,500

(1)

These are fees paid for professional services rendered for the audit of the Company’s annual financial statements and for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-QSB.

(2)	These are fees paid in connection with a proposed transaction that was subsequently terminated.
(3)	These are fees paid on professional services rendered for the preparation of the Company’s tax return.

Financial Information Systems Design and Implementation Fees and All Other Fees

No fees for professional services were billed to FCB by Cherry, Bekaert & Holland during the fiscal year ended December 31, 2009, except for the fees described above. The Audit Committee pre-approved the audit, stock offering fees and tax services.

At the stockholders meeting, a vote will be taken on a proposal by the Board of Directors to ratify the appointment of Cherry Bekaert & Holland as independent auditors for the year ending December 31, 2010. Ratification will require the affirmative vote of a majority of the common Stockholders present at the meeting.

Representatives of Cherry Bekaert & Holland are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they desire to do so.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CHERRY BEKAERT & HOLLAND AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FOR THE YEAR ENDING DECEMBER 31, 2010.

OTHER MATTERS

Management does not know of any other business to be presented to the meeting except for matters incident to the conduct of the meeting. The persons named in the accompanying proxy will vote in accordance with the specifications on the proxy form and will vote in accordance with their best judgment on any other matters which properly come before the meeting.

STOCKHOLDER PROPOSALS

Subject to the rules of the Exchange Act, any stockholder who intends to submit a proposal for action at the annual meeting of stockholders must be a record or beneficial owner of at least one percent (1%) or $2,000 in market value of securities entitled to be voted at the meeting and must have held such securities for at least one year. Further, the stockholder must continue to own such securities through the date on which the meeting is held. Currently, the 2010 Annual Meeting of Stockholders is scheduled to be held on May 19, 2010, and this Proxy Statement is scheduled to be mailed on April 5, 2010. To be considered for inclusion in the proxy material for the 2010 Annual Meeting of Stockholders, stockholder proposals must be received by the Secretary of First Capital Bancorp, Inc. at 4222 Cox Road, Suite 200, Glen Allen, Virginia, 23060 on or before December 6, 2010.

APPENDIX A

FIRST CAPITAL BANCORP, INC.

2010 STOCK INCENTIVE PLAN

1. Purpose and Effective Date.

(a) The purpose of the First Capital Bancorp, Inc. 2010 Stock Incentive Plan (the “Plan”) is to further the long-term stability and financial success of First Capital Bancorp, Inc. (the “Company”) by attracting and retaining personnel, including employees or directors, through the use of stock incentives. The Company believes that ownership of Company Stock will stimulate the efforts of those persons upon whose judgment, interest and efforts the Company is and will be largely dependent for the successful conduct of its business and will further the identification of those persons’ interests with the interests of the Company’s stockholders.

(b) The Plan was adopted by the Board of Directors of the Company on March 17, 2010, and shall be effective such date, subject to the approval of the Plan by the Company’s stockholders. The Plan replaces the First Capital Bank (now First Capital Bancorp, Inc.) 2000 Stock Option Plan, which expires May 24, 2010.

2. Definitions.

(a) Act. The Securities Exchange Act of 1934, as amended.

(b) Applicable Withholding Taxes. The aggregate amount of federal, state and local income and payroll taxes that the Company is required to withhold (based on the minimum applicable statutory withholding rates) in connection with any exercise of an Option or the award, lapse of restrictions or payment with respect to Restricted Stock.

(c) Award. The award of an Option, Restricted Stock or Other Stock-Based Award under the Plan.

(d) Board. The Board of Directors of the Company.

(e) Cause. Dishonesty, fraud, misconduct, incompetence, negligence, breach of a material fiduciary duty, material breach of an agreement with the Company, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Committee, which determination shall be binding. Notwithstanding the foregoing, if “Cause” is defined in an employment agreement between a Participant and the Company, “Cause” shall have the meaning assigned to it in such agreement.

(f) Change in Control.

(i) The acquisition by any Person (as defined below) of beneficial ownership of more than 25% of the total fair market value or total voting power of the stock of the Company;

(ii) Individuals who constitute the Board on the effective date of this Plan (the “Incumbent Board”) cease to constitute at least a majority of the Board, provided that any director whose nomination was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board;

(iii) The Company consummates a reorganization, merger, share exchange or consolidation (a “Reorganization”), provided that no change in control will be deemed to have occurred in connection with any Reorganization involving a corporation or entity owned or proposed to be owned, directly or indirectly, by stockholders of the Company if the stockholders’ ownership of the total voting power of the corporation or entity resulting from such transaction constitutes at least a majority of the ownership of the total voting power of the resulting entity and at least a majority of the members of the board of directors of the resulting entity were members of the Incumbent Board at the time of the execution of the initial agreement providing for such transaction;

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, or of the sale or other disposition of all or substantially all of the assets of the Company.

(v) For purposes of this Section 2(f), “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) of the Act), other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, and “beneficial ownership” has the meaning given the term in Rule 13d-3 under the Act.

(g) Code. The Internal Revenue Code of 1986, as amended.

(h) Committee. The Committee appointed to administer the Plan pursuant to Plan Section 15, or if no such Committee has been appointed, the Board.

(i) Company. First Capital Bancorp, Inc., a Virginia banking corporation.

(j) Company Stock. Common stock of the Company. If the par value of the Company Stock is changed, or in the event of a change in the capital structure of the Company (as provided in Section 13 below), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

(k) Date of Grant. The effective date of an Award granted by the Committee.

(l) Disability or Disabled. As to an Incentive Stock Option, a Disability within the meaning of Code Section 22(e)(3). As to all other Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

(m) Fair Market Value.

(i) If the Company Stock is listed on any established stock exchange, its Fair Market Value shall be the closing price for such stock on the Date of Grant as reported by such exchange, or, if there are no trades on such date, the value shall be determined as of the last preceding day on which the Company Stock was traded.

(ii) If the Company Stock is not publicly traded, the Fair Market Value shall be determined by the Committee using any reasonable method in good faith.

(iii) Fair Market Value shall be determined as of the Date of Grant specified in the Award.

(n) Incentive Stock Option. An Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code Section 422.

(o) Nonstatutory Stock Option. An Option that does not meet the requirements of Code Section 422, or that is otherwise not intended to be an Incentive Stock Option and is so designated.

(p) Option. A right to purchase Company Stock granted under the Plan, at a price determined in accordance with Section 6 of the Plan.

(q) Other Stock-Based Awards. Other types of equity-based or equity-related Awards not otherwise described by the terms of the plan.

(r) Participant. Any individual who is granted an Award under the Plan.

(s) Restricted Stock. Company Stock awarded upon the terms and subject to the restrictions set forth in Section 8 below.

(t) Rule 16b-3. Rule 16b-3 promulgated under the Act, including any corresponding subsequent rule or any amendments to Rule 16b-3 enacted after the effective date of the Plan.

(u) 10% Stockholder. A person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code Section 424(d).

3. General. Awards of Options or Restricted Stock may be granted under the Plan. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

4. Stock.

(a) Subject to Section 13 of the Plan, there shall be reserved for issuance under the Plan an aggregate of (prior plan has/had 338,489 shares of Company Stock, which may include authorized, but unissued, shares. Shares allocable to Options granted under the Plan that expire or otherwise terminate unexercised and shares that are forfeited pursuant to restrictions on Restricted Stock awarded under the Plan may again be subjected to an Award under this Plan. For purposes of determining the number of shares that are available for Awards under the Plan, such number shall include the number of shares surrendered by a Participant or retained by the Company (i) in connection with the exercise of an Option or (ii) in payment of Applicable Withholding Taxes.

(b) Subject to adjustment as provided in Section 13, no more than an aggregate of 150,000 shares of Company Stock may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan (including shares issued pursuant to the exercise of Incentive Stock Options that are the subject of disqualifying dispositions within the meaning of Sections 421, 422 and 423 of the Code).

(c) The maximum number of shares with respect to which Awards may be granted in any calendar year to any employee during such calendar year shall be 30,000 shares.

5. Eligibility.

(a) Any employee or director of the Company (including an employee or director of a subsidiary or affiliate of the Company) or consultant retained by the Company or any of its subsidiaries who, in the judgment of the Committee, has contributed or can be expected to contribute to the profits or growth of the Company is eligible to become a Participant. The Committee shall have the power and complete discretion, as provided in Section 15, to select eligible Participants and to determine for each Participant the terms, conditions and nature of the Award and the number of shares to be allocated as part of the Award; provided, however, that any Award made to a member of the Committee must be approved by the Board. The Committee is expressly authorized to make an Award to a Participant conditioned on the surrender for cancellation of an existing Award.

(b) The grant of an Award shall not obligate the Company to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant, or to make further grants to the employee at any time thereafter.

(c) Non-employee directors shall not be eligible to receive the Award of an Incentive Stock Option.

6. Stock Options.

(a) Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the exercise price per share, whether the options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a stock option agreement between the Company and the Participant.

(b) The Committee shall establish the exercise price of Options. The exercise price of an Incentive Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant, provided that if the Participant is a 10% Stockholder, the exercise price of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of such shares on the Date of Grant. The exercise price of Nonstatutory Stock Option Awards intended to be performance-based for purposes of Code Section 162(m) shall not be less than 100% of the Fair Market Value of such shares on the Date of Grant.

(c) Subject to subsection (d) below, Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant’s stock option agreement. The Committee may impose such vesting conditions and other requirements as the Committee deems appropriate, and the Committee may include such provisions regarding a Change in Control as the Committee deems appropriate.

(d) The Committee shall establish the term of each Option in the Participant’s stock option agreement. The term of an Incentive Stock Option shall not be longer than ten years from the Date of Grant, except that an Incentive Stock Option granted to a 10% Stockholder shall not have a term in excess of five years. No Option may be exercised after the expiration of its term or, except as set forth in the Participant’s stock option agreement, after the termination of the Participant’s employment. The Committee shall set forth in the Participant’s stock option agreement when, and under what circumstances, an Option may be exercised after termination of the Participant’s employment or period of service; provided that no Incentive Stock Option may be exercised after (i) three months from the Participant’s termination of employment with the Company for reasons other than Disability or death, or (ii) one year from the Participant’s termination of employment on account of Disability or death. The Committee may, in its sole discretion, amend a previously granted Incentive Stock Option to provide for more liberal exercise provisions, provided, however, that if the Incentive Stock Option as amended no longer meets the requirements of Code Section 422, and, as a result the Option no longer qualifies for favorable federal income tax treatment under Code Section 422, the amendment shall not become effective without the written consent of the Participant.

(e) An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of the Company and any parent or subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Board may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

(f) If a Participant dies and if the Participant’s stock option agreement provides that part or all of the Option may be exercised after the Participant’s death, then such portion may be exercised by the personal representative of the Participant’s estate during the time period specified in the stock option agreement.

(g) If a Participant’s employment or services is terminated by the Company for Cause, the Participant’s Options shall terminate as of the date of the misconduct.

7. Method of Exercise of Options.

(a) Options may be exercised by giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. Such notice shall be effective only if accompanied by the exercise price in full in cash; provided that, if the terms of an Option so permit, the Participant may (i) deliver Company Stock that the Participant has previously acquired and owned (valued at Fair Market Value on the date of exercise), or (ii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the Committee, Applicable Withholding Taxes. Unless otherwise specifically provided in the Option, any payment of the exercise price paid by delivery of Company Stock acquired directly or indirectly from the Company shall be paid only with shares of Company Stock that have been held by the Participant for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

(b) The Company may place on any certificate representing Company Stock issued upon the exercise of an Option any legend deemed desirable by the Company’s counsel to comply with federal or state securities laws. The Company may require of the Participant a customary indication of his or her investment intent. A Participant shall not possess stockholder rights with respect to shares acquired upon the exercise of an Option until the Participant has made any required payment, including payment of Applicable Withholding Taxes, and the Company has issued a certificate for the shares of Company Stock acquired.

(c) Notwithstanding anything herein to the contrary, Awards shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

8. Restricted Stock Awards.

(a) Whenever the Committee deems it appropriate to grant a Restricted Stock Award, notice shall be given to the Participant stating the number of shares of Restricted Stock for which the Award is granted, the Date of Grant, and the terms and conditions to which the Award is subject. Certificates representing the shares shall be issued in the name of the Participant, subject to the restrictions imposed by the Plan and the Committee. A Restricted Stock Award may be made by the Committee in its discretion without cash consideration.

(b) The Committee may place such restrictions on the transferability and vesting of Restricted Stock as the Committee deems appropriate, including restrictions relating to continued employment and financial performance goals. Without limiting the foregoing, the Committee may provide performance or Change in Control acceleration parameters under which all, or a portion, of the Restricted Stock will vest on the Company’s achievement of established performance objectives or upon the occurrence of a Change in Control. Restricted Stock may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered until the restrictions on such shares shall have lapsed or shall have been removed pursuant to subsection (c) below.

(c) The Committee shall establish as to each Restricted Stock Award the terms and conditions upon which the restrictions on transferability set forth in paragraph (b) above shall lapse. Such terms and conditions may include, without limitation, the passage of time, the meeting of performance goals, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant, or the occurrence of a Change in Control.

(d) A Participant shall hold shares of Restricted Stock subject to the restrictions set forth in the Award agreement and in the Plan. In other respects, the Participant shall have all the rights of a stockholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote such shares and the right to receive all cash dividends and other distributions paid thereon. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant’s Award agreement. If stock dividends are declared on Restricted Stock, such stock dividends or other distributions shall be subject to the same restrictions as the underlying shares of Restricted Stock.

(e) If a Participant’s employment or services is terminated by the Company for Cause, the Participant’s unvested Restricted Stock shall be cancelled as of the date of the misconduct.

9. Other Stock-Based Awards.

(a) The Committee is authorized to grant other types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted shares of Company Stock) to Participants in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards shall be referred to as “Other Stock-Based Awards.” Each such Other Stock-Based Award may involve the transfer of actual shares to Participants or payment in cash or otherwise of amounts based on the value of shares of Company Stock.

(b) Each Other Stock-Based Award shall be expressed in terms of shares or units or an equivalent measurement based on shares, as determined by the Committee. If the value of an Other Stock-Based Award will be based on the appreciation of shares from an initial value determined as of the date of grant, then such initial value shall not be less than the Fair Market Value of a share on the date of grant of such Other Stock-Based Award (or, if the Committee so determines, in the case of any Other Stock-Based Award retroactively granted in tandem with or in substitution for another Award or any other outstanding award, on the date of grant of such other Award or award).

10. Applicable Withholding Taxes. Each Participant shall agree, as a condition of receiving an Award, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all Applicable Withholding Taxes with respect to the Award. Until the Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificates (or, in the case of Restricted Stock, no stock certificates free of a restrictive legend) shall be issued to the Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Tax obligations, the Committee may establish procedures permitting the Participant to elect to (a) deliver shares of already owned Company Stock or (b) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee to avoid a charge to earnings for financial accounting purposes and in accordance with Rule 16b-3.

11. Nontransferability of Awards.

(a) In general, Awards, by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution or except as described below. Options shall be exercisable, during the Participant’s lifetime, only by the Participant or by his guardian or legal representative.

(b) Notwithstanding the provisions of (a) and subject to federal and state securities laws, the Committee may grant or amend Nonstatutory Stock Options that permit a Participant to transfer the Options to one or more immediate family members, to a trust for the benefit of immediate family members, or to a partnership, limited liability company, or other entity the only partners, members, or interest-holders of which are among the Participant’s immediate family members. Consideration may not be paid for the transfer of Options. The transferee of an Option shall be subject to all conditions applicable to the Option prior to its transfer. The agreement granting the Option shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable Option and on stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate.

12. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on May 19, 2020. No Awards shall be made under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided, that, unless authorized by the Company’s stockholders, no change shall be made that (a) increases the total number of shares of Company Stock reserved for issuance pursuant to Awards granted under the Plan (except pursuant to Section 13), (b) expands the class of persons eligible to receive Awards, (c) materially increases the benefits accruing to Participants under the Plan, or (d) otherwise requires stockholder approval under the Code, Rule 16b-3, or the rules of a domestic exchange on which Company Stock is traded. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Awards as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Award previously granted to the Participant.

13. Change in Capital Structure.

(a) In the event of a stock dividend, stock split or combination of shares, spin-off, recapitalization or merger in which the Company is the surviving corporation, or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to stockholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of options, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

(b) In the event the Company distributes to its stockholders a dividend, or sells or causes to be sold to a person other than the Company or a subsidiary shares of stock in any corporation (a “Spinoff Company”) which, immediately before the distribution or sale, was a majority owned subsidiary of the Company, the Committee shall have the power, in its sole discretion, to make such adjustments as the Committee deems appropriate. The Committee may make adjustments in the number and kind of shares or other securities to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of Options, and other relevant provisions, and, without limiting the foregoing, may substitute securities of a Spinoff Company for securities of the Company. The Committee shall make such adjustments as it determines to be appropriate, considering the economic effect of the distribution or sale on the interests of the Company’s stockholders and the Participants in the businesses operated by the Spinoff Company. The Committee’s determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

(c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes. The Committee shall make its determinations consistent with Rule 16b-3 and the applicable provisions of the Code.

(d) To the extent required to avoid a charge to earnings for financial accounting purposes, adjustments made by the Committee pursuant to this Section 13 to outstanding Awards shall be made so that both (i) the aggregate intrinsic value of an Award immediately after the adjustment is not greater than or less than the Award’s aggregate intrinsic value before the adjustment and (ii) the ratio of the exercise price per share to the market value per share is not reduced.

14. Change in Control. In the event of a Change in Control of the Company, the Committee may take such actions with respect to Awards as the Committee deems appropriate. These actions may include, but shall not be limited to, the following:

(a) Provide for the purchase or settlement of any such Award by the Company for any amount of cash equal to the amount which could have been obtained upon the exercise of such award or realization of a Participant’s rights had such Award been currently exercisable or payable;

(b) Make adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control; provided, however, that such adjustments shall be made so that both (i) the aggregate intrinsic value of an Award immediately after the adjustment is not less than or greater than the Award’s aggregate intrinsic value before the Award and (ii) the ratio of the exercise price per share to the market value per share is not reduced; or

(c) Cause any such Award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving corporation in such Change in Control.

15. Administration of the Plan.

(a) The Plan shall be administered by the Committee, who shall be appointed by the Board. If no Committee is appointed, the Plan shall be administered by the Board. To the extent required by Rule 16b-3, all Awards shall be made by members of the Committee who are “Non-Employee Directors” as that term is defined in Rule 16b-3, or by the Board. Awards that are intended to be performance-based for purposes of Code Section 162(m) shall be made by the Committee, or subcommittee of the Committee, comprised solely of two or more “outside directors” as that term is defined for purposes of Code Section 162(m).

(b) The Committee shall have the authority to impose such limitations or conditions upon an Award as the Committee deems appropriate to achieve the objectives of the Award and the Plan. Without limiting the foregoing and in addition to the powers set forth elsewhere in the Plan, the Committee shall have the power and complete discretion to determine (i) which eligible persons shall receive an Award and the nature of the Award, (ii) the number of shares of Company Stock to be covered by each Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) the Fair Market Value of Company Stock, (v) the time or times when an Award shall be granted, (vi) whether an Award shall become vested over a period of time, according to a performance-based vesting schedule or otherwise, and when it shall be fully vested, (vii) the terms and conditions under which restrictions imposed upon an Award shall lapse, (viii) whether a Change in Control exists, (ix) factors relevant to the lapse of restrictions on Restricted Stock or Options, (x) when Options may be exercised, (xi) whether to approve a Participant’s election with respect to Applicable Withholding Taxes, (xii) conditions relating to the length of time before disposition of Company Stock received in connection with an Award is permitted, (xiii) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xiv) any additional requirements relating to Awards that the Committee deems appropriate. Notwithstanding the foregoing, no “tandem stock options” (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options.

(c) The Committee shall have the power to amend the terms of previously granted Awards so long as the terms as amended are consistent with the terms of the Plan and, where applicable, consistent with the qualification of an Option as an Incentive Stock Option. The consent of the Participant must be obtained with respect to any amendment that would adversely affect the Participant’s rights under the Award, except that such consent shall not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Award.

(d) The Committee may adopt rules and regulations for carrying out the Plan. The Committee shall have the express discretionary authority to construe and interpret the Plan and the Award agreements, to resolve any ambiguities, to define any terms, and to make any other determinations required by the Plan or an Award agreement. The interpretation and construction of any provisions of the Plan or an Award agreement by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(e) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

16. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally, electronically, or mailed first class, postage prepaid, as follows: (a) if to the Company - at its principal business address to the attention of the Secretary; (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

17. Compliance with Code Section 409A. To the extent applicable, this Plan is intended to comply with Section 409A of the Code, and the Committee shall interpret and administer the Plan in accordance therewith. In addition, any provision, including, without limitation, any definition, in this Plan document that is determined to violate the requirements of Section 409A of the Code shall be void and without effect and any provision, including, without limitation, any definition, that is required to appear in this Plan document under Section 409A of the Code that is not expressly set forth shall be deemed to be set forth herein, and the Plan shall be administered in all respects as if such provisions were expressly set forth. In addition, the timing of certain payment of benefits provided for under this Plan shall be revised as necessary for compliance with Section 409A of the Code.

18. Interpretation and Governing Law. The terms of this Plan and Awards granted pursuant to the Plan shall be governed, construed and administered in accordance with the laws of the Commonwealth of Virginia. The Plan and Awards are subject to all present and future applicable provisions of the Code and, to the extent applicable, they are subject to all present and future rulings of the Securities and Exchange Commission with respect to Rule 16b-3. If any provision of the Plan or an Award conflicts with any such Code provision or ruling, the Committee shall cause the Plan to be amended, and shall modify the Award, so as to comply, or if for any reason amendments cannot be made, that provision of the Plan or the Award shall be void and of no effect.

*    *    *    *    *

IN WITNESS WHEREOF, the Company has caused this Plan to be adopted this 19th day of May     , 2010.

FIRST CAPITAL BANCORP, INC.

By:

Name:

Title:

APPENDIX B

Amendment to First Capital Bancorp, Inc.’s Articles of Incorporation

The Articles of Incorporation are hereby amended by deleting the first sentence of the first paragraph of Article III thereof and replacing it with the following:

“The Corporation shall have authority to issue thirty million (30,000,000) shares of Common Stock, par value $4.00 per share, and two million (2,000,000) shares of Preferred Stock, par value $4.00 per share.”

B-1

REVOCABLE PROXY

FIRST CAPITAL BANCORP, INC.

Proxy for Annual Meeting of Stockholders

Wednesday, May 19, 2010

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gerald Blake, Debra L. Richardson and Gerald H. Yospin, and each of them, proxies with full power to vote all of the stock of First Capital Bancorp, Inc. which the undersigned has the power to vote at the Annual Meeting of Stockholders to be held on Wednesday, May 19, 2010, at Hilton Richmond Hotel and Spa/Short Pump, 12042 West Broad Street, Richmond, Virginia at 4:30 p.m., local time, and any adjournment thereof, in accordance with instructions noted below, and at their discretion upon any other business not now known which properly may come before the said meeting, all as more fully set forth in the accompanying proxy statement, receipt of which is acknowledged.

PLEASE MARK VOTES AS IN THIS EXAMPLE

1. ELECTION OF DIRECTORS

	For	Against	For All Except
Class II (for a term of 3 years)

P.C. Amin	☐	☐	☐

Yancey S. Jones	☐	☐	☐

Joseph C. Stiles, Jr.	☐	☐	☐

Richard W. Wright	☐	☐	☐

	For	Against	Abstain

2. PROPOSAL TO ADOPT THE FIRST CAPITAL BANCORP, INC. 2010 STOCK INCENTIVE PLAN	☐	☐	☐

	For	Against	Abstain

3. PROPOSAL TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 30,000,000 SHARES.	☐	☐	☐

	For	Against	Abstain

4. PROPOSAL TO APPROVE, IN AN ADVISORY (NON-BINDING) VOTE, THE COMPENSATION OF EXECUTIVES DISCLOSED IN THE PROXY STATEMENT	☐	☐	☐

	For	Against	Abstain

5. PROPOSAL TO RATIFY THE APPOINTMENT OF CHERRY, BEKAERT & HOLLAND	☐	☐	☐

If no choice is indicated above, this proxy shall be deemed to grant authority to vote FOR the election of director nominees, to vote FOR the 2010 Equity Incentive Plan, to vote FOR the amendment to the articles or incorporation, to vote FOR the executive compensation, and to vote FOR the proposal to ratify the appointment of Cherry, Bekaert & Holland.

The stockholder’s signature should be exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person

Dated: , 2010

Signature of Stockholder(s)

Signature of Stockholder(s)

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD IN POSTAGE PAID ENVELOPE PROVIDED